EXHIBIT 99.1
GoPro Announces First Quarter 2023 Results
Revenue of $175 million was 6% Above Guidance on Stronger Demand
GoPro Subscribers Grew 36% Year-over-Year to 2.36 million
Subscription and Service Revenue of $23 million, up 24% Year-over-Year

SAN MATEO, Calif., May 9, 2023 - GoPro, Inc. (NASDAQ: GPRO) today announced financial results for its first quarter ended March 31, 2023 and posted management commentary, including forward-looking guidance, in the investor relations section of its website at https://investor.gopro.com.
“In Q1 2023, GoPro exceeded expectations thanks to better-than-expected demand for our products and subscription services,” said Nicholas Woodman, GoPro’s founder and CEO. “Capitalizing on our momentum, effective today, we’re implementing an updated go-to-market strategy that restores our product pricing to pre-pandemic levels, which we believe will accelerate growth in units, subscribers, revenue and earnings.”
“Our pandemic strategy allowed us to address supply chain and retail channel constraints while driving ASPs, increasing profitability and rapidly growing our subscriber base to more than two million subscribers,” said Brian McGee, GoPro’s CFO and COO. “In our post-pandemic world, we are now implementing an updated go-to-market strategy that we believe will result in revenue and earnings growth that we will use to drive innovation and significantly increase share buy backs.”
To read about GoPro’s updated go-to-market strategy, please see the management commentary referenced above and posted in the investor relations section of its website at https://investor.gopro.com.
Q1 2023 Financial Results
•Revenue was $175 million, down 19% year-over-year and ahead of the midpoint of our prior Q1 guidance.
•GoPro subscriber count ended Q1 at approximately 2.36 million, up 36% year-over-year.
•GoPro.com revenue, including subscription and service revenue, was up 7% year-over-year at $95 million, or 54% of total revenue. Revenue from the retail channel was $80 million, down 38% year-over-year.
•Subscription and service revenue increased 24% year-over-year to $23 million.
•Attach rate via our app from cameras purchased at retail was approximately 50% in the quarter, up from 39% a year ago, a 23% improvement.
•GAAP net loss was $30 million, or negative $0.19 per share, down from net income of $6 million or $0.04 per share in the prior year period. Non-GAAP net loss was $29 million, or negative $0.18 per share, down from non-GAAP net income of $15 million, or $0.09 per share, in the prior year period.
•GAAP and non-GAAP gross margin was 30.0% and 30.3%, respectively, and as estimated on a constant currency basis was 32.9% and 33.1%, respectively. This compares to GAAP and non-GAAP gross margin of 41.8% and 42.0%, respectively, in the prior year period.
•Adjusted EBITDA was negative $28 million. This compares to positive $21 million, or 10% of revenue, in the prior year period. The difference is primarily related to our new product pricing strategy which resulted in $24 million in price protection charges as well as a decline in revenue on a year-over-year basis.
•Cameras with retail prices at or above $400 represented 87% of Q1 2023 camera revenue.
•Q1 2023 Street ASP was $378, a 9% decrease year-over-year, and $394 as estimated on a constant currency basis, down 5% year-over-year.
•Days’ sales outstanding was 29 days or flat compared to the prior year period.

Recent Business Highlights
•In Q1 2023, GoPro launched its 5th Million Dollar Challenge Awards campaign, resulting in another 100% user-generated highlight reel published in late April and featuring 55 creators from 21 countries. The campaign generated a record 42,446 video clip submissions from 126 countries, representing a year-over-year increase of 66% in community submissions.
•In Q1 2023, GoPro bought back $5 million in stock, and we plan to continue executing on our stock repurchase plan in 2023.

Results Summary:

	Three months ended March 31,
($ in thousands, except per share amounts)	2023	2022	% Change
Revenue	$174,720	$216,705	(19.4)%
Gross margin
GAAP	30.0%	41.8%	(1,180) bps
Non-GAAP	30.3%	42.0%	(1,170) bps
Operating income (loss)
GAAP	$(39,814)	$8,162	(587.8)%
Non-GAAP	$(29,761)	$18,124	(264.2)%
Net income (loss)
GAAP	$(29,869)	$5,685	(625.4)%
Non-GAAP	$(28,577)	$15,196	(288.1)%
Diluted net income (loss) per share
GAAP	$(0.19)	$0.04	(575.0)%
Non-GAAP	$(0.18)	$0.09	(300.0)%
Adjusted EBITDA	$(27,526)	$20,649	(233.3)%

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results.
Prior to the start of the call, the Company will post Management Commentary on the “Events & Presentations” section of its investor relations website at https://investor.gopro.com. Management will make brief opening comments before taking questions.
To listen to the live conference call, please call +1 833-470-1428 (US) or +1 404-975-4839 (International) and enter access code 957521, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at https://investor.gopro.com. A recording of the webcast will be available on GoPro’s website, https://investor.gopro.com, from approximately two hours after the call through August 1, 2023.
About GoPro, Inc. (NASDAQ: GPRO)
Founded in 2002, GoPro helps the world to capture and share itself in immersive and exciting ways.
For more information, visit GoPro.com. Open roles can be found on our careers page. Members of the press can access official logos and imagery on our press portal. GoPro customers can submit their photos and videos to GoPro Awards for an opportunity to be featured on GoPro's social channels and receive gear and cash awards. Connect with GoPro on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube, and GoPro's blog The Current.
GoPro, HERO and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube, and GoPro’s investor relations website and blog, The Current.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense, net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring and other related costs, and the tax impact of these items. When planning, forecasting, and analyzing gross margin, operating expenses, operating income (loss), other income (expense), tax expense, net income (loss) and net income (loss) per share for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy. GoPro also reports revenue, gross profit, gross margin percentage, adjusted EBITDA in dollars and as a percentage of revenue, and street average selling price on a constant currency basis to show performance unaffected by fluctuations in currency exchange rates. GoPro calculates constant currency amounts by translating current period amounts at the prior period’s average exchange rate and compare that to current period performance.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this press release may include but are not limited to statements regarding our expectations for profitability and subscription growth; product pricing strategy, expanded distribution and overall consumer demand for our products. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to achieve our revenue growth or profitability in the future, and if revenue growth or profitability is achieved, we may not be able to sustain it; the fact that an economic downturn or economic uncertainty in our key U.S. and international markets, inflation, volatility in the global banking system, and fluctuations in interest rates or currency exchange rates may adversely affect consumer discretionary spending and demand for our products; the fact that our goal to grow revenue and be profitable relies upon our ability to grow sales from our direct-to-consumer business and our retail partners and distributors; our ability to acquire and retain subscribers; our reliance on third-party suppliers, some of which are sole-source suppliers, to provide services and components for our products which may be impacted due to supply shortages, long lead times or other service disruptions and may increase costs due to the impact of the COVID-19 pandemic and the war in Ukraine, inflation or the negative impact on exchange rates; our ability to maintain the value and reputation of our brand and protect our intellectual property and proprietary rights; the risk that our sales fall below our forecasts, especially during the holiday season; the risk we fail to manage our operating expenses effectively, and may result in our financial performance suffering the fact that our continued profitability depends in part on further penetrating our total addressable market, and we may not be successful in doing so; the fact that we rely on sales of our cameras, mounts and accessories for substantially all of our revenue, and any decrease in the sales or change in sales mix of these products could harm our business; the risk that we may not successfully manage product introductions, product transitions, product pricing and marketing; the fact that a small number of retailers and distributors account for a substantial portion of our revenue and our level of business with them could be significantly reduced; the impact of fluctuations in foreign currency exchange rates on our results of operations; our ability to attract, engage and retain qualified personnel; any changes to trade agreements, trade policies, tariffs, and import/export regulations; the effects of the highly competitive market in which we operate, including new market entrants; the fact that we may experience fluctuating revenue, expenses and profitability in the future; risks related to inventory, purchase commitments and long-lived assets; the risk that we may not be able to maintain the value and reputation of our brand; the risk that we will encounter problems with our distribution system; the threat of a security breach or other disruption including cyberattacks; the concern that our intellectual property and proprietary rights may not adequately protect our products and services; the continuing impact of the COVID-19 pandemic and the war in Ukraine and their effects on the United States and global economies and our business in particular; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2022, which is on file with the Securities and Exchange Commission (SEC), and as updated in filings with the SEC. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2023	2022
Revenue	$174,720	$216,705
Cost of revenue	122,218	126,229
Gross profit	52,502	90,476

Operating expenses:
Research and development	38,185	31,598
Sales and marketing	38,055	35,373
General and administrative	16,076	15,343
Total operating expenses	92,316	82,314
Operating income (loss)	(39,814)	8,162
Other income (expense):
Interest expense	(1,153)	(2,209)
Other income (expense), net	2,845	(319)
Total other income (expense), net	1,692	(2,528)
Income (loss) before income taxes	(38,122)	5,634
Income tax benefit	(8,253)	(51)
Net income (loss)	$(29,869)	$5,685

Net income (loss) per share:
Basic	$(0.19)	$0.04
Diluted	$(0.19)	$0.04

Shares used to compute net income (loss) per share:
Basic	155,402	156,864
Diluted	155,402	188,737

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$157,826	$223,735
Marketable securities	136,814	143,602
Accounts receivable, net	56,988	77,008
Inventory	154,804	127,131
Prepaid expenses and other current assets	30,078	34,551
Total current assets	536,510	606,027
Property and equipment, net	12,160	13,327
Operating lease right-of-use assets	20,336	21,819
Goodwill	146,459	146,459
Other long-term assets	307,101	289,293
Total assets	$1,022,566	$1,076,925

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$80,032	$91,648
Accrued expenses and other current liabilities	105,247	118,877
Short-term operating lease liabilities	9,301	9,553
Deferred revenue	55,948	55,850
Total current liabilities	250,528	275,928
Long-term taxes payable	10,557	9,536
Long-term debt	141,255	141,017
Long-term operating lease liabilities	31,048	33,446
Other long-term liabilities	4,028	5,439
Total liabilities	437,416	465,366

Stockholders’ equity:
Common stock and additional paid-in capital	969,363	960,903
Treasury stock, at cost	(158,231)	(153,231)
Accumulated deficit	(225,982)	(196,113)
Total stockholders’ equity	585,150	611,559
Total liabilities and stockholders’ equity	$1,022,566	$1,076,925

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three months ended March 31,
(in thousands)	2023	2022
Operating activities:
Net income (loss)	$(29,869)	$5,685
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,809	2,302
Non-cash operating lease cost	1,483	1,678
Stock-based compensation	10,314	9,836
Deferred income taxes	(9,921)	2,931
Other	(1,240)	1,004
Net changes in operating assets and liabilities	(39,678)	(96,843)
Net cash used in operating activities	(67,102)	(73,407)

Investing activities:
Purchases of property and equipment, net	(483)	(520)
Purchases of marketable securities	(25,782)	(23,111)
Maturities of marketable securities	34,000	15,900
Net cash provided by (used in) investing activities	7,735	(7,731)

Financing activities:
Proceeds from issuance of common stock	2,324	2,599
Taxes paid related to net share settlement of equity awards	(4,251)	(7,175)
Repurchase of outstanding common stock	(5,000)	(10,000)
Net cash used in financing activities	(6,927)	(14,576)
Effect of exchange rate changes on cash and cash equivalents	385	(54)
Net change in cash and cash equivalents	(65,909)	(95,768)
Cash and cash equivalents at beginning of period	223,735	401,087
Cash and cash equivalents at end of period	$157,826	$305,319

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures

To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), other income (expense), tax expense, net income (loss), diluted net income (loss) per share and adjusted EBITDA. Additionally, we present revenue, gross profit, gross margin percentage, adjusted EBITDA in dollars and as a percentage of revenue, and street average selling price on a constant currency basis to show performance unaffected by fluctuations in currency exchange rates. We calculate constant currency amounts by translating current period amounts at the prior period’s average exchange rate and compare that to current period performance. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income (expense), non-GAAP tax expense, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use these non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:
•the comparability of our on-going operating results over the periods presented;
•the ability to identify trends in our underlying business; and
•the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect tax payments that reduce cash available to us;
•adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;
•adjusted EBITDA excludes the amortization of point of purchase (POP) display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;
•adjusted EBITDA and non-GAAP net income (loss) exclude restructuring and other related costs which primarily include severance-related costs, stock-based compensation expenses, manufacturing consolidation charges, facilities consolidation charges recorded in connection with restructuring actions, including right-of-use asset impairment charges, and the related ongoing operating lease cost of those facilities recorded under ASC 842, Leases. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;
•adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;
•non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired. Although we exclude the amortization of acquired intangible assets from our non-GAAP net income (loss), management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation;
•non-GAAP net income (loss) includes income tax adjustments. We utilize a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above;
•GAAP and non-GAAP net income (loss) per share includes the dilutive, tax effected cash interest expense associated with our 2022 Notes and 2025 Notes in periods of net income, as if converted at the beginning of the period in connection with the adoption of ASU 2020-06 on January 1, 2022; and
•other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended March 31,
(in thousands, except per share data)	2023	2022

GAAP net income (loss)	$(29,869)	$5,685
Cost of revenue	466	447
Research and development	4,746	4,158
Sales and marketing	2,178	2,123
General and administrative	2,924	3,108
Total stock-based compensation	10,314	9,836

Acquisition-related costs:
Cost of revenue	—	47
Total acquisition-related costs	—	47

Restructuring and other costs:
Cost of revenue	(14)	5
Research and development	(135)	39
Sales and marketing	(75)	22
General and administrative	(37)	13
Total restructuring and other costs	(261)	79

Income tax adjustments	(8,761)	(451)
Non-GAAP net income (loss)	$(28,577)	$15,196

GAAP net income (loss) - basic	$(29,869)	$5,685
Add: Interest on convertible notes, tax effected	—	1,521
GAAP net income (loss) - diluted	$(29,869)	$7,206

Non-GAAP net income (loss) - basic	$(28,577)	$15,196
Add: Interest on convertible notes, tax effected	—	1,521
Non-GAAP net income (loss) - diluted	$(28,577)	$16,717

GAAP and non-GAAP shares for diluted net income (loss) per share	155,402	188,737

GAAP diluted net income (loss) per share	$(0.19)	$0.04
Non-GAAP diluted net income (loss) per share	$(0.18)	$0.09

	Three months ended March 31,
(dollars in thousands)	2023	2022
GAAP gross margin as a % of revenue	30.0%	41.8%
Stock-based compensation	0.3	0.2
Non-GAAP gross margin as a % of revenue	30.3%	42.0%

GAAP operating expenses	$92,316	$82,314
Stock-based compensation	(9,848)	(9,389)
Restructuring and other costs	247	(74)
Non-GAAP operating expenses	$82,715	$72,851

GAAP operating income (loss)	$(39,814)	$8,162
Stock-based compensation	10,314	9,836
Acquisition-related costs	—	47
Restructuring and other costs	(261)	79
Non-GAAP operating income (loss)	$(29,761)	$18,124

	Three months ended March 31,
(in thousands)	2023	2022
GAAP net income (loss)	$(29,869)	$5,685
Income tax benefit	(8,253)	(51)
Interest (income) expense, net	(1,683)	2,111
Depreciation and amortization	1,809	2,302
POP display amortization	417	687
Stock-based compensation	10,314	9,836
Restructuring and other costs	(261)	79
Adjusted EBITDA	$(27,526)	$20,649

# # # # #

Investor Contact
investor@gopro.com

Media Contact
pr@gopro.com